                                               UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 10549
                                                        ___________________

                                          FORM 8-K

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             June 15, 2004

Commission File Number:                 0-10843

                                                                 CSP Inc.
                              (Exact name of registrant as specified in its charter)

                             Massachusetts                                                           04-2441294
                  (State or other jurisdiction of                                              (I.R.S. Employer
                  incorporation or organization)                                             Identification No.)

                 43 Manning Road, Billerica, Massachusetts                              01821-3901
                (Address of principal executive offices)                                        (Zip Code)

                                                                (978) 663-7598
                                      (Registrant's telephone number, including area code)

                                                                        None
                      (Former name, former address, former fiscal year, if changed since last report)

Item 4. Change in Registrant's Certifying Accountant.

On June 9, 2004, CSP Inc. (the "Company" dismissed Grant Thornton, LLP ("Grant") as its principal independent accountant. The decision to change principal independent accountants was approved by the Company's Audit Committee. On June 9, 2004, the Company engaged KPMG LLP ("KPMG") as its new principal independent accountant. The engagement of KPMG was approved by the Company's Audit Committee.

Neither the Company nor anyone else on its behalf has consulted with KPMG during the Company's fiscal year or the subsequent interim period prior to KPMG's engagement as the Company's principal independent accountant regarding the matters or events set forth and described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Grant's report on the financial statements of the Company for the year ended September 30, 2003, did not contain an adverse opinion or a disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles.

During the Company's most recent fiscal years ended September 30, 2003 and the subsequent interim period through March 3l, 2004, there were no disagreements with Grant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Grant's satisfaction, would have caused Grant to make reference to the subject matter of disagreement(s) in connection with its reports on the Company's financial statements.

During the Company's most recent fiscal year ended September 30, 2003 and the subsequent interim period through March 31, 2004, there were no reportable events (as described in Items 304(a)(1)(v)(A), (B), (C) and (D) of Regulation S-K.

In connection with its audit of the Company's consolidated financial statements for the year ended September 30, 2003, Grant advised the Audit Committee by a letter dated March 26, 2004, that it noted certain matters involving internal control and its operation that it considered to be a significant deficiency (also referred to as a reportable condition) under the standards established by the American Institute of Certified Public Accountants (the "AICPA"). A significant deficiency is a matter coming to an independent auditor's attention that, in the auditor's judgment, should be reported to the Audit Committee because it represents an internal control deficiency that could lead to misstatements that are other than inconsequential. Significant deficiencies may involve each of the five components of internal control (control environment, risk assessment, control activities, information and communication and monitoring activities.)

Grant advised the Audit Committee that during the course of the fiscal 2003 audit, significant deficiencies (as defined above) in internal controls were noted related to financial reporting processes in the quality and completeness of financial analysis, understaffing at Corporate headquarters, as well as written documentation regarding the Company's accounting policies and internal control procedures in the area of revenue recognition policies at divisions, impairment of goodwill and oversight of financial reporting matters.

The Company has taken corrective action on all matters reported by Grant. The Company recognized the need to improve and has enhanced its internal control and financial reporting documentation systems from both the field operations and the corporate headquarters unit, we have hired a Corporate Controller, and improved the review process by the management and Board of Directors. These actions were initiated to correct the significant deficiencies.

The Company has authorized Grant to respond fully to the inquiries of the successor accountant concerning the subject matters above.

The Company has provided Grant with a copy of the disclosures it is making in this report and has requested Grant to furnish the Company with a letter addressed to the Securities and Exchange commission stating whether it agrees with the statements made by the Company in this report and, if not, stating the respects in which it does not agree. A copy of that letter is filed with this report.

                                                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CSP Inc.
(Registrant)

Date: June 15, 2004                                         By: /s/ Gary W. Levine
                                                                                      Vice President of Finance,
                                                                                      Chief Financial Officer

Exhibit 16.1

June 15, 2004

Securities and Exchange Commission

Washington, DC 20549

RE: CSP, Inc.

File No. 0-10843

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of CSP, Inc. dated June 9, 2004, and agree with the statements concerning our Firm contained therein except that we are not in a position to agree or disagree with the Company's statements on it's corrective actions taken on reported matters.

Very truly yours,

/s/ Grant Thornton LLP